UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 1, 2007

Commission file number 1-8572

TRIBUNE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-1880355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Overview of Leveraged ESOP Transaction

On April 2, 2007, Tribune Company (the “Company”) announced that the Company’s board of directors (the “Board”), based upon the recommendation of a special committee of the Board comprised entirely of independent directors (the “Special Committee”), on April 1, 2007 approved the Company’s entry into a series of transactions (collectively, the “Leveraged ESOP Transaction”) with (1) a newly formed Tribune Employee Stock Ownership Plan (the “ESOP”), (2) EGI-TRB, L.L.C. (“EGI-TRB”), a limited liability company wholly owned by Sam Investment Trust (a trust established for the benefit of Samuel Zell and his family) and (3) Samuel Zell (“Zell”). Representatives of Chandler Trust No. 1 and Chandler Trust No. 2 (collectively, the “Chandler Trusts”) on the Board abstained from voting as directors. The description of the Leveraged ESOP Transaction set forth below is qualified in its entirety by reference to the Exhibits filed with this Report on Form 8-K, which are incorporated herein by reference.

The Leveraged ESOP Transaction is comprised of a series of transactions, including the following:

•                  On April 1, 2007, EGI-TRB agreed to invest $250,000,000 in the Company in exchange for (i) 1,470,588 shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”) at $34 per share and (ii) an unsecured subordinated exchangeable promissory note of the Company in the principal amount of $200,000,000, which is required to be repaid immediately prior to the Merger (as defined below). These transactions are more fully described below under the heading “Securities Purchase Agreements”. The promissory note will be exchangeable at the Company’s option, or automatically under certain circumstances, into an aggregate of 5,882,353 shares of Company Common Stock, subject to antidilution adjustments. Zell will be appointed, effective upon the closing of this investment in the Company by EGI-TRB, as a member of the Board.

•                  On April 1, 2007, the ESOP purchased 8,928,571 shares of Company Common Stock from the Company at a price of $28.00 per share. The ESOP paid for this purchase with a promissory note of the ESOP in favor of the Company in the principal amount of $250,000,000, to be repaid by the ESOP over the 30-year life of the loan through its use of annual contributions from the Company to the ESOP and/or distributions paid on the shares of Company Common Stock held by the ESOP.

•                  The Company has agreed to launch a tender offer to repurchase up to approximately 126,000,000 shares of Company Common Stock that are currently outstanding at a price of $34.00 per share (the “Share Repurchase”). The Company’s obligations to consummate the Share Repurchase are subject to various conditions, certain of which are more fully described below under the heading “Share Repurchase.”

•                  The Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GreatBanc Trust Company (the “Trustee”), not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, a separate trust which forms a part of the ESOP, Tesop Corporation, a Delaware corporation wholly owned by the ESOP (“Merger Sub”), and EGI-TRB (solely for the limited purposes specified therein) providing for Merger Sub to be merged with and into the Company, and following such merger, the Company to continue as the surviving corporation wholly owned by the ESOP (the “Merger”). In connection with the Merger, all outstanding shares of Company Common Stock (other than those held by the ESOP) will receive consideration of $34.00 per share. If the Merger does not close by January 1, 2008, shareholders will receive an additional 8% annualized “ticking fee,” calculated from January 1, 2008 through the date of closing of the Merger, all as more fully described below under the heading “Agreement and Plan of Merger.” The Merger is subject to various conditions as described below.

•                  In the Merger, EGI-TRB will receive cash for the shares of Company Common Stock it owns and, immediately prior to the Merger, the Company will repay the exchangeable promissory note held by EGI-TRB. Following the consummation of the Merger, EGI-TRB has agreed that it will purchase from the Company a $225,000,000 subordinated promissory note and a 15-year warrant for $90,000,000. The warrant will entitle EGI-TRB to purchase 43,478,261 shares of Company Common Stock (subject to adjustment), which will represent approximately 40% of the economic equity interest in the Company following the Merger (on a fully-diluted basis, including after giving effect to phantom shares under a management equity incentive plan to be established as described under Item 5.02 below). The warrant will have an initial aggregate exercise price of $500 million, increasing by $10 million per year for the first 10 years of the warrant, for a maximum aggregate exercise price of $600 million (subject to adjustment).

•                  The Company has agreed to grant EGI-TRB and the ESOP registration rights with respect to the shares of Company Common Stock that EGI-TRB and the ESOP, respectively, purchased from the Company, as more fully described below under the heading “Registration Rights Agreements.”

•                  The Company has secured financing commitments from certain lenders to provide the Company with the ability to borrow the amounts required for purposes of financing the Leveraged ESOP Transaction, to refinance certain indebtedness of the Company, including indebtedness under its existing credit facilities, and for working capital and general corporate purposes of the Company, as more fully described below under the heading “Financing Commitments.”

•                  The Company’s largest stockholders, the Chandler Trusts, have entered into a voting agreement whereby the Chandler Trusts have committed to vote all of the shares of Company Common Stock that such stockholders beneficially own in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, as more fully described below under the heading “Voting Agreement.”

Agreement and Plan of Merger

On April 1, 2007, the Company entered into the Merger Agreement with the Trustee (on behalf of the ESOP), Merger Sub, and EGI-TRB (solely for the limited purposes specified therein). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company in the Merger, and as a result the Company will continue as the surviving corporation wholly owned by the ESOP.

At the effective time of the Merger, each outstanding share of Company Common Stock, other than shares owned by (i) the ESOP and Merger Sub and (ii) by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $34.00 in cash, plus additional per share consideration, if any, equal to (x) $34.00 multiplied by (y) an 8% annual accretion factor, calculated on an annualized basis from January 1, 2008 to the date of the closing of the Merger (collectively, the “Merger Consideration”). Each option to purchase shares of Company Common Stock and Company stock-based awards, in each case whether vested or unvested, and each award of restricted Company Common Stock and all shares issued under the Company’s Employee Stock Purchase Plan will be converted into the right to receive an applicable portion of the aggregate Merger Consideration.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others, subject to the exceptions described below, not to (i) solicit inquiries with respect to a competing transaction, (ii) participate in discussions or negotiations with, or furnish nonpublic information to, any person with respect to a competing transaction or (iii) approve, endorse or recommend a competing transaction or enter into any letter of intent or agreement with respect to a competing transaction. As exceptions to this covenant, the Company may participate in discussions and negotiations with, and furnish non-public information to, a party that has made a competing proposal, if the Special Committee or the Board determines in good faith, after consultation with financial and legal advisors, and considering such factors as the Special Committee or the Board considers to be appropriate, that such proposal could reasonably be expected to result in a transaction or transactions that are more favorable to the Company and its stockholders than the transactions contemplated by the Merger Agreement (hereinafter referred to as a “Superior Proposal”). The Company, EGI-TRB and the ESOP have agreed that the provisions of any standstill agreement entered into between the Company and any third party will not be deemed to prohibit the third party from submitting competing proposals to the Special Committee or the Board. The Merger Agreement is subject to various closing conditions, including among others, approval of the Merger Agreement by the holders of a majority of the outstanding Company Common Stock, the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), receipt of necessary consents and approvals from the Federal Communications Commission and Major League Baseball, receipt of the financing contemplated by the financing commitments, and receipt of a solvency opinion from a nationally recognized valuation firm.

The Merger Agreement grants certain termination rights to the parties, including (i) the right of the Company or the ESOP to terminate for failure to obtain the requisite stockholder approval or if the Merger does not close by May 31, 2008, (ii) subject to certain requirements, the right of the Company to terminate, subject to certain restrictions, if the Board or the Special Committee determines to accept a Superior Proposal prior to obtaining the requisite stockholder approval of the Merger, (iii) the right of the ESOP to terminate if, prior to obtaining the requisite stockholder approval, the Board fails to recommend the adoption of the Merger Agreement by the Company’s stockholders or changes its recommendation to the Company’s stockholders in a manner adverse to the ESOP and (iv) the right of the Company to terminate in the event that the Step One Purchase Transaction (described below under the heading “Securities Purchase Agreements — EGI-TRB Purchase Agreement”) has not been consummated on or prior to August 17, 2007 or if the EGI-TRB Purchase Agreement is terminated prior to the consummation of the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete terms and conditions of the Merger Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Securities Purchase Agreements

EGI-TRB Purchase Agreement

On April 1, 2007, the Company concurrently with its entry into the Merger Agreement entered into a Securities Purchase Agreement (the “EGI-TRB Purchase Agreement”) with EGI-TRB and Zell. Pursuant to the terms of the EGI-TRB Purchase Agreement, the Company has agreed to sell to EGI-TRB (i) 1,470,588 newly issued shares of Company Common Stock for a purchase price of $50,000,000, and (ii) an unsecured subordinated exchangeable promissory note in the principal amount of $200,000,000, which is exchangeable at the option of the Company, or automatically under certain circumstances, into 5,882,353 shares of Company Common Stock (the “Exchangeable Note”), for a purchase price of $200,000,000 (the “Step One Purchase Transaction”). In the Merger, EGI-TRB will receive the Merger Consideration for its shares of Company Common Stock and, immediately prior to the Merger, the Company will repay the Exchangeable Note. The EGI-TRB Purchase Agreement also provides that immediately following the consummation of the Merger, EGI-TRB will purchase from the Company for an aggregate purchase price of $315,000,000, (i) an unsecured subordinated promissory note in the principal amount of $225,000,000 (the “Subordinated Note”) and (ii) a 15-year warrant (the “Warrant”) to purchase 43,478,261 shares of Company Common Stock (subject to adjustment), which will represent approximately 40% of the economic equity interest in the Company following the Merger (on a fully-diluted basis, including after giving effect to phantom shares under a management equity incentive plan to be established as described under Item 5.02 below) (the “Step Two Purchase Transaction” and, together with the Step One Purchase Transaction, the “Purchase Transactions”). The Warrant will have an initial aggregate exercise price of $500 million, increasing by $10 million per year for the first 10 years of the Warrant, for a maximum aggregate exercise price of $600 million (subject to adjustment).

Certain representations, warranties and covenants made by the Company in the Merger Agreement are incorporated by reference and made by the Company in the EGI-TRB Purchase Agreement, including among others, the covenants described above with respect to solicitation or negotiation of competing proposals. The EGI-TRB Purchase Agreement also provides that Zell will be appointed to serve as a member of the Board following the consummation of the First Step Purchase Transaction, and be elected to serve as Chairman of the Board effective as of the date of the consummation of the Second Step Purchase Transaction. The Company has also agreed to reimburse EGI-TRB for up to $2,500,000 of unreimbursed expenses following consummation of the Step One Purchase Transaction and up to an additional $2,500,000 of unreimbursed expenses following consummation of the Step Two Purchase Transaction. The Purchase Transactions are subject to various closing conditions, including, in the case of the Step One Purchase Transaction, the expiration or termination of any waiting period under the HSR Act, and in the case of the Step Two Purchase Transaction, consummation of the Merger.

The EGI-TRB Purchase Agreement grants certain termination rights to the parties, including (i) the right of the Company or EGI-TRB to terminate (A) upon termination of the Merger Agreement, (B) if the Step One Purchase Transaction has not been consummated on or prior to August 17, 2007, or (C) if an injunction or other similar proceeding prohibiting the consummation of the Merger or the transactions contemplated by the EGI-TRB Purchase Agreement has become final and non-appealable, and (ii) the right of EGI-TRB to terminate if (A) the Merger has not been consummated on or prior to May 31, 2008, (B) prior to obtaining the requisite stockholder approval, the Board fails to recommend the adoption of the Merger Agreement by the Company’s stockholders in the Company’s proxy statement or changes its recommendation to the Company’s stockholders in a manner adverse to EGI-TRB, (C) the Company fails to obtain the requisite stockholder approval of the Merger Agreement at the meeting of the Company’s stockholders or (D) the Board or the Special Committee determines to accept a Superior Proposal.

The EGI-TRB Purchase Agreement provides that if the EGI-TRB Purchase Agreement is terminated under certain specified circumstances, the Company may be required to pay EGI-TRB a termination fee of $25,000,000, including in the event of termination due to (i) certain breaches by the Company, (ii) a change in recommendation by the Board or the Special Committee, (iii) a determination by the Board or the Special Committee to accept a Superior Proposal or (iv) stockholder disapproval under certain circumstances if the Company then enters into an alternative transaction within a year after termination. In addition, under certain specified circumstances EGI-TRB may be required to pay the Company a termination fee of $25,000,000, including in the event of termination due to (i) certain breaches by EGI-TRB or (ii) failure to obtain the financing for the transactions unless the failure is due to a breach by the Company or the ESOP.

Pursuant to the terms of the EGI-TRB Purchase Agreement, until the earlier of (i) the date of consummation of the Merger and (ii) the date on which the Merger Agreement is terminated, EGI-TRB has agreed to vote all of the shares of Company Common Stock that it beneficially owns in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The EGI-TRB Purchase Agreement also provides that Zell will provide a guarantee of payment to the Company of the obligations of EGI-TRB under the EGI-TRB Purchase Agreement.

The Exchangeable Note will accrue interest on the unpaid principal amount at the rate of 4.81% per annum, which may be paid in additional notes. The Exchangeable Note is subordinated to the senior obligations of the Company. The Exchangeable Note is exchangeable at any time, at the option of the Company, into an aggregate of 5,882,353 shares of Company Common Stock, subject to antidilution adjustments. In the event of such an exchange, the Company will pay cash to EGI-TRB in an amount equal to 40% of the interest on the Exchangeable Note that has accrued or has been paid in additional notes, and the remaining 60% will be considered to be additional exchange price for the shares of Company Common Stock issued on the exchange. The Exchangeable Note matures on the date of the closing of the Merger and the Company is required to pay the outstanding principal amount of the Exchangeable Note, together with all accrued and unpaid interest thereon, immediately prior to the consummation of the Merger.

As described above, the Subordinated Note is an unsecured subordinated promissory note in the principal amount of $225,000,000. The Subordinated Note will bear interest at the “Long-Term Applicable Federal Rate” on the date of issuance. As also noted above, the Warrant is exercisable for a period of 15 years from the date of issuance and provides for the aggregate issuance of 43,478,261 shares of Company Common Stock. The Warrant has an initial aggregate exercise price of $500 million, increasing by $10 million per year for the first 10 years of the Warrant, for a maximum aggregate exercise price of $600 million. The number of shares and the exercise price are subject to adjustment in certain circumstances.

The foregoing descriptions of the EGI-TRB Purchase Agreement, the Exchangeable Note, the Subordinated Note and the Warrant are qualified in their entirety by reference to the complete terms and conditions of the EGI-TRB Purchase Agreement and the forms of the Exchangeable Note, the Subordinated Note and the Warrant which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

ESOP Purchase Agreement

On April 1, 2007, the Company concurrently with its entry into the Merger Agreement entered into an ESOP Purchase Agreement (the “ESOP Purchase Agreement” and, together with the EGI-TRB Purchase Agreement, the “Purchase Agreements”) with the Trustee (on behalf of the ESOP). Pursuant to the terms of the ESOP Purchase Agreement, the Company sold 8,928,571 shares of Company Common Stock to the ESOP at a price of $28.00 per share. The ESOP paid for this purchase with a promissory note of the ESOP executed by the Trustee in favor of the Company in the principal amount of $250,000,000 (the “ESOP Note”) to be repaid by the ESOP over the 30-year life of the loan through its use of annual contributions from the Company to the ESOP and/or distributions paid on the shares of Company Common Stock held by the ESOP.

On April 1, 2007, the Company and the Trustee (on behalf of the ESOP) entered into an ESOP Loan Agreement (the “ESOP Loan Agreement”). The ESOP Loan Agreement provides for the Company to extend the ESOP a loan of $250,000,000 evidenced by the ESOP Note to be used by the ESOP to purchase the shares of Company Common Stock contemplated by the ESOP Purchase Agreement. The ESOP Note contemplates payment by the ESOP to the Company in 30 annual installments with an interest rate of approximately 5%. The Trustee (on behalf of the ESOP) also entered into a pledge agreement (the “ESOP Pledge Agreement”) with the Company whereby the ESOP agreed to pledge the shares of Company Common Stock acquired by the ESOP from the Company as collateral for the Company’s loan to the ESOP.

The foregoing descriptions of the ESOP Purchase Agreement, the ESOP Loan Agreement, the ESOP Note and the ESOP Pledge Agreement are qualified in their entirety by reference to the complete terms and conditions of the ESOP Purchase Agreement, the ESOP Loan Agreement, the ESOP Note and the ESOP Pledge Agreement, which are attached hereto as Exhibits 10.6, 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

Financing Commitments

In connection with the Board’s decision to pursue the Leveraged ESOP Transaction, the Company entered into a commitment letter on April 1, 2007, which was amended and restated on April 5, 2007 (the “First Step Commitment Letter”), with J.P. Morgan Securities Inc. (“JPMorgan”), JPMorgan Chase Bank, N.A. (“JPMCB”), Merrill Lynch Capital Corporation (“Merrill Lynch”), Citigroup Global Markets Inc. (“CGMI”), on behalf of certain of its affiliates, Bank of America, N.A. (“Bank of America”) and Banc of America Securities LLC (“BAS”) with respect to new $8.028 billion senior secured credit facilities (the “First Step Credit Facilities”) to be used by the Company, among other ways, in connection with the consummation of the Share Repurchase, to refinance certain existing indebtedness of the Company and for general corporate purposes. Pursuant to the First Step Commitment Letter, JPMorgan, Merrill Lynch, and one or more affiliates of CGMI and BAS will act as joint lead arrangers and bookrunners, JPMCB will act as sole and exclusive administrative agent, Merrill Lynch will act as sole and exclusive syndication agent and one or more affiliates of CGMI and Bank of America will act as co-documentation agents for the First Step Credit Facilities. The First Step Credit Facilities are anticipated to consist of (i) a $7.015 billion seven-year term loan facility (the “First Step Term Loan”), (ii) a $263 million delayed draw term loan facility maturing at the time the First Step Term Loan matures and (iii) a $750 million six-year revolving credit facility. Additionally, the documentation governing the First Step Credit Facilities will provide, on an uncommitted basis, for the Incremental Facility (as defined below) to be used to consummate the Merger. The First Step Credit Facilities are expected to be guaranteed by certain of the Company’s direct and indirect U.S. subsidiaries and secured by a pledge of the capital stock of certain specified subsidiaries of the Company. Certain outstanding senior notes of the Company (the “Existing Notes”) will be secured on an equal and ratable basis with the First Step Credit Facilities and the Incremental Facility as required by the terms of the indentures governing such Existing Notes. The First Step Commitment Letter provides, among other things, that the closing of the First Step Credit Facilities is subject to certain conditions. Upon closing, the First Step Credit Facilities will replace the Company’s existing credit facility. The foregoing description of the First Step Commitment Letter is qualified in its entirety by reference to the complete terms and conditions of the First Step Commitment Letter, which is attached hereto as Exhibit 10.10, and incorporated herein by reference.

In addition, the Company entered into an additional commitment letter on April 1, 2007, which was amended and restated on April 5, 2007 (the “Second Step Commitment Letter” and, together with the First Step Commitment Letter, the “Commitment Letters”), with JPMorgan, JPMCB, Merrill Lynch, CGMI, on behalf of certain of its affiliates, Bank of America, Banc of America Bridge LLC (“Banc of America Bridge”) and BAS with respect to a $2.105 billion incremental term loan facility which will be included in the First Step Credit Facilities and mature at the time the First Step Term Loan matures (the “Incremental Facility”) and a $2.1 billion senior unsecured bridge facility (the “Senior Bridge Facility” and, together with the Incremental Facility, the “Second Step Facilities”). The Company may issue $2.1 billion senior notes or senior subordinated notes (the “New Notes”) in lieu of drawing under the Senior Bridge Facility or to refinance the Senior Bridge Facility at a later date. The proceeds from these borrowings or issuances will in all cases be used by the Company, among other ways, in connection with the payment of the Merger Consideration pursuant to the terms of the Merger Agreement. Pursuant to the Second Step Commitment Letter, JPMorgan, Merrill Lynch, and one or more affiliates of CGMI and BAS will act as joint lead arrangers and bookrunners, Merrill Lynch will act as sole and exclusive administrative agent, JPMCB will act as sole and exclusive syndication agent and one or more affiliates of CGMI and Banc of America Bridge will act as co-documentation agents for the Senior Bridge Facility. The Incremental Facility will be guaranteed and secured on the same basis as the First Step Credit Facilities. The Senior Bridge Facility or the New Notes, as applicable, are expected to be guaranteed on a senior subordinated basis by all of the Company’s subsidiaries which guarantee the First Step Credit Facilities and the Incremental Facility. The Second Step Commitment Letter provides, among other things, that the closing of the Second Step Facilities is subject to certain conditions. The Second Step Facilities are expected to close simultaneously with the consummation of the Merger. The foregoing description of the Second Step Commitment Letter is qualified in its entirety by reference to the complete terms and conditions of the Second Step Commitment Letter, which is attached hereto as Exhibit 10.11, and incorporated herein by reference.

Share Repurchase

Pursuant to the terms of the Merger Agreement, the Company has agreed to launch a tender offer to repurchase up to approximately 126,000,000 shares of Company Common Stock that are currently outstanding at a price of $34.00 per share. The completion of the tender offer will be subject to certain conditions, including receipt by the Company of the financing proceeds contemplated by the First Step Commitment Letter, consummation of the Step One Purchase Transaction under the EGI-TRB Purchase Agreement, and the Company’s receipt of a solvency opinion from a nationally recognized valuation firm. The Chandler Trusts have agreed to tender all shares of

Company Common Stock then owned by them, so long as the tender offer is at a cash price equal to at least $34.00 per share.

Investor Rights Agreement

On April 1, 2007, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with EGI-TRB and the Trustee (on behalf of the ESOP). Each of the stockholders who are a party to the Investor Rights Agreement have agreed to vote their shares such that (i) the initial directors on the Board following the Merger shall serve until the third annual election following the consummation of the Merger, (ii) there shall be two directors designated by EGI-TRB and (iii) there shall be one director who shall be the chief executive officer of the Company. The Investor Rights Agreement also contains provisions governing the transfer of the shares of Company Common Stock held by EGI-TRB and the ESOP, preemptive rights granted to EGI-TRB and the ESOP by the Company, and specified actions requiring the approval of a majority of the entire Board, including a majority of the independent directors and one designee of EGI-TRB. The parties to the Investor Rights Agreement also have agreed to take all actions necessary to enable the Company to make an election to be treated as a subchapter-S corporation under the Internal Revenue Code, following the date of consummation of the Merger, and to maintain an election for subchapter-S status. The Investor Rights Agreement is not effective with respect to the Company until the closing of the Merger. The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the complete terms and conditions of the Investor Rights Agreement, which is attached hereto as Exhibit 10.12, and incorporated herein by reference.

Voting Agreement

On April 1, 2007, the Company entered into a Voting Agreement (the “Voting Agreement”) with the Chandler Trusts, pursuant to which the Chandler Trusts have committed to vote all of the shares of Company Common Stock that they beneficially own in favor of the Merger Agreement, whether or not recommended by the Board, and, among other things, against any competing transaction, against any other agreement or action that is intended or would reasonably be expected to prevent, impede, or, in any material respect, interfere with, delay, postpone or discourage the transactions contemplated by the Merger Agreement, and against any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement or any of the Purchase Agreements. The Chandler Trusts have also agreed to certain restrictions on their ability to, among other things, (i) solicit inquiries with respect to a competing transaction, (ii) participate in discussions or negotiations with, or furnish nonpublic information to, any person with respect to a competing transaction or (iii) approve, endorse or recommend a competing transaction or enter into any letter of intent or agreement with respect to a competing transaction. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Voting Agreement, which is attached hereto as Exhibit 10.13, and incorporated herein by reference.

Registration Rights Agreements

On April 1, 2007, the Company entered into a registration rights agreement (the “EGI-TRB/ESOP Registration Rights Agreement”) with EGI-TRB and the Trustee (on behalf of the ESOP), pursuant to which the Company granted to EGI-TRB and the ESOP certain demand and piggyback registration rights for the registration and sale of shares of Company Common Stock held by EGI-TRB or the ESOP, respectively, in the event that the Merger Agreement is terminated without consummation of the Merger. The registration rights granted pursuant to the EGI-TRB/ESOP Registration Rights Agreement will not become effective in the case of the ESOP until the first anniversary of the date on which the ESOP purchased the shares of Company Common Stock from the Company pursuant to the ESOP Purchase Agreement. The registration rights applicable to EGI-TRB will not become effective until the third anniversary of the date on which EGI-TRB purchased shares of Company Common Stock and the Exchangeable Note from the Company pursuant to the EGI-TRB Purchase Agreement. The EGI-TRB/ESOP Registration Rights Agreement will terminate upon consummation of the Merger. The foregoing description of the EGI-TRB/ESOP Registration Rights Agreement is qualified in its entirety by reference to the complete terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1, and incorporated herein by reference.

On April 1, 2007, the Company entered into a registration rights agreement with the Chandler Trusts (the “Chandler Trusts Registration Rights Agreement” and, together with the EGI-TRB/ESOP Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which the Company granted to the Chandler Trusts certain shelf registration rights for the registration and sale of Company Common Stock the Chandler Trusts currently own. These shelf registration rights will terminate no later than November 22, 2007, and may terminate earlier under certain circumstances. The foregoing description of the Chandler Trusts Registration Rights Agreement is qualified in its entirety by reference to the complete terms and conditions of the Chandler Trusts Registration Rights Agreement, which is attached hereto as Exhibit 4.2, and incorporated herein by reference.

ESOP Plan Documents

                In connection with the Leveraged ESOP Transaction, the Board adopted the ESOP on April 1, 2007, effective as of January 1, 2007.  The ESOP is intended to be qualified under Sections 401(a), 409 and 4975 of the Internal Revenue Code, and the trust portion thereof (the “ESOP Trust”) is intended to be tax-exempt under Section 501(a) of the Internal Revenue Code.  According to the terms of the ESOP, an employee is eligible to participate as of the first pay period after he or she has completed a year of service (including pre-effective date service) and attained age 21, with certain exclusions.  Participating subsidiaries of the Company may make contributions for any year in such amounts as the Company may determine in its sole discretion, subject to the terms of the ESOP Loan Agreement, which provides that contributions will be made to the ESOP and distributions will be made on the shares of Company Common Stock held by the ESOP in an aggregate amount that is sufficient to enable the Trustee to pay principal and interest on the ESOP Note when due.

                As of each December 31, stock will be allocated under the ESOP to the accounts of eligible employees who either (i) have completed 1000 hours during the year and are employed on the last day of the year or (ii) have retired, died or become disabled during the year.  Allocations will be pro rata based on each employee’s relative compensation, including base salary, wages and commissions, but excluding bonus and overtime.  Participants will vest 20% per year between years 2-6 and pre-effective date service will be counted.  Participants who have reached age 55 and completed 10 years of plan participation can elect to “diversify” a portion of their account by having the account cashed out.  Pre-effective date service will not count for this purpose.

                Participants’ accounts will be distributed as follows:  (i) upon retirement (age 65), death or disability, accounts will be distributed in the year following the year of termination of employment; or (ii) upon termination of employment for other reasons, accounts will be distributed in the year following the year that is the later of (A) 2018 or (B) six years after the year in which termination of employment occurs, but no later than the year following the year in which the participant attains age 65.  The stock will be distributed in a lump sum and the participant or the ESOP will sell it back to the Company at the then fair market value, with payment by the Company in installments over five years with interest pursuant to the terms of an adequately secured promissory note.  The first payment will be at the time of distribution.

                The ESOP will be administered by the Tribune Company Employee Benefits Committee.  Stock in the ESOP will be voted as follows: (i) while the stock is publicly traded, voting will be passed through to participants on all matters and the Trustee will vote undirected and unallocated shares; (ii) during any period the stock is not publicly traded, the Trustee will vote the shares in its discretion, provided that if the vote relates to certain events specified by law (merger, consolidation, recapitalization, reclassification, liquidation, dissolution or sale of substantially all assets in a trade or business), participants will have the right to direct the vote of the shares allocated to their account and the Trustee will vote all unallocated and undirected shares; (iii) the Trustee will determine how to respond to tender offers, but has agreed under the terms of the ESOP Purchase Agreement not to tender the shares of Company Common Stock that it purchased from the Company in connection with the Share Repurchase.  The foregoing description of the ESOP and the ESOP Trust is qualified in its entirety by reference to the complete terms and conditions of the ESOP and the ESOP Trust, which are attached hereto as Exhibits 10.14 and 10.15, respectively, and incorporated herein by reference.

Amendment of Stockholder Rights Plan

In connection with the Leveraged ESOP Transaction, the Company has entered into Amendment No. 3, dated as of April 1, 2007, to the Rights Agreement, dated as of December 12, 1997, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A., formerly known as First Chicago Trust Company of New York), as Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated as of June 12, 2000, and Amendment No. 2 to Rights Agreement, dated as of September 21, 2006 (as amended, the “Rights Agreement”), to clarify that no person shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution, delivery or performance of any of the Merger Agreement, the EGI-TRB Purchase Agreement, the ESOP Purchase Agreement, the Investor Rights Agreement, the Voting Agreement, the Registration Rights Agreements and other agreements contemplated by the foregoing or necessary to implement the Leveraged ESOP Transaction. The foregoing description of Amendment No. 3 to the Rights Agreement is qualified in its entirety by reference to the complete terms and conditions of Amendment No. 3 to the Rights Agreement, which is attached hereto as Exhibit 4.3, and incorporated herein by reference.

* * * * *

The Merger Agreement and each of the Purchase Agreements have been included as exhibits to this Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement and each of the Purchase Agreements were made only for purposes of that respective agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and each of the Purchase Agreements, respectively, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and each of the Purchase Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement or either of the Purchase Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the ESOP, Merger Sub, EGI-TRB, Zell or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties contained in the Merger Agreement or either of the Purchase Agreements may change after the date of the Merger Agreement or such Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The EGI-TRB Purchase Agreement provides for, and on April 1, 2007, the Board authorized, Samuel Zell to be elected to the Board, effective upon the consummation of the Step One Purchase Transaction. The EGI-TRB Purchase Agreement also provides for Samuel Zell to be elected Chairman of the Board, effective upon the consummation of the Step Two Purchase Transaction.

In connection with the Chandler Trusts Registration Rights Agreement, the Chandler Trusts have agreed to cause Jeffrey Chandler, Roger Goodan and William Stinehart, Jr., each of whom are currently serving on the Board as representatives of the Chandler Trusts, to resign as directors of the Company, effective upon the acceptance for purchase of shares of Company Common Stock in the Share Repurchase or, if earlier, upon the Article VIII Termination Date (as defined in Section 8.1 of the Company’s By-Laws).

Compensation Awards

                In connection with the Board’s review of strategic alternatives for the Company beginning in September 2006, the Compensation Committee of the Board authorized the creation of a transaction bonus pool to motivate management to seek a transaction that would provide the maximum return to the Company’s shareholders despite the risks such transaction would pose to management’s continued employment.  In connection with the approval of the Leveraged ESOP Transaction, on April 1, 2007, the Board approved certain cash compensation awards and a phantom equity plan for members of management and other key employees of the Company conditioned upon the consummation of the Merger.  The Company’s principal executive officer, Dennis J. FitzSimons, and the Company’s principal financial officer, Donald C. Grenesko, along with Scott C. Smith, President, Tribune Publishing Company, Luis E. Lewin, Senior Vice President Human Resources and John E. Reardon, President, Tribune Broadcasting Company (who are the three most-highly compensated executive officers other than Messrs. FitzSimons and Grenesko), will participate in certain of the awards as more fully described below.

                Cash Transaction Bonus Pool

                On April 1, 2007, the Board approved a cash transaction bonus pool in an aggregate amount of $6,500,000 for 38 individuals.  This cash bonus pool will be used in lieu of approximately 285,000 restricted stock units that were authorized for issuance.  Payment of these cash bonuses is conditioned upon the consummation of the Merger and will be payable to a select group of management and other key employees who are playing a critical role in overseeing the completion of the Leveraged ESOP Transaction (not including the Company’s Chairman, President and Chief Executive Officer, Mr. FitzSimons, who voluntarily elected not to participate in this cash bonus pool).  It is currently contemplated that the named executive officers in the Company’s annual proxy statement (“NEOs”), other than Mr. FitzSimons, will be allocated amounts from this cash bonus pool as follows: Donald C. Grenesko: $600,000; Scott C. Smith: $400,000; John E. Reardon: $350,000; and Luis E. Lewin: $50,000.

                Proposed Tribune Management Equity Incentive Plan

                The Merger Agreement contemplates the establishment of a new Tribune Company Management Equity Incentive Plan (the “Plan”) to be effective following the consummation of the Merger.  The Plan will provide two tranches of phantom stock awards to be granted to certain members of management and other key employees.  The first tranche of awards (“Tranche One Awards”) will include shares of phantom stock with an economic value equal to 5% of the outstanding Company Common Stock (calculated after giving effect to the Warrant and subject to typical anti-dilution adjustments) and will be awarded upon consummation of the Merger to eligible members of Company management (including the NEOs) and other key employees.  Tranche One Awards will vest ratably over a 3-year period beginning on the date of grant and, subject to a redeferral election by individual plan participants, will be payable in cash on the fifth anniversary of the grant date.

                Following the grant of Tranche One Awards, the unvested portion of any Tranche One Awards will become fully vested upon a change in control of the Company or termination of employment due to death, disability or retirement from the Company.  Upon a change in control of the Company or a Plan participant’s termination of employment due to death or disability, the entire Tranche One Award will be payable as soon as practicable following such event.  Upon a Plan participant’s termination of employment for any reason other than a change in control, death or disability, the participant will be entitled to retain the then vested portion of any Tranche One Award, with payment to be made on the fifth anniversary of the grant date.  The unvested portion of any Tranche One Award upon such termination will be cancelled.

                The second tranche of awards (“Tranche Two Awards”) will include shares of phantom stock with an economic value equal to 3% of the outstanding Company Common Stock (calculated after giving effect to the Warrant and subject to typical anti-dilution adjustments) to be awarded upon consummation of the Merger to a select group of management and other key employees.  Tranche Two Awards will be accompanied by a gross-up for the payment of excise taxes, if any, by the participants receiving Tranche Two awards.  Fifty percent of Tranche Two Awards will be fully vested upon grant and the remaining fifty percent of Tranche Two Awards will vest on the one year anniversary of the grant date.  The unvested portion of any Tranche Two Awards will become fully vested upon a change in control of the Company, involuntary termination of employment or termination of employment due to death, disability or retirement from the Company.  Upon a change in control of the Company or a Plan participant’s involuntary termination of employment or termination of employment due to death or disability, the entire Tranche Two Award will be payable in cash as soon as practicable following such event.  In all other instances and subject to a redeferral election by individual plan participants, one-third of the Tranche Two Awards will be payable in cash on each of the fourth, sixth and eighth anniversaries of the grant date.

ITEM 8.01.            OTHER EVENTS.

On April 2, 2007, the Company issued a press release announcing the Leveraged ESOP Transaction. The press release also announced that the Company plans, following the 2007 baseball season, to sell the Chicago Cubs baseball team as well as the Company’s interest in Comcast SportsNet Chicago. The Company furnished a copy of the press release on Schedule 14A on April 2, 2007, and such press release is incorporated herein by reference. On April 2, 2007, the Company issued an additional press release relating to the Company’s plan to sell the Chicago Cubs baseball team and the Company’s interest in Comcast SportsNet Chicago. The Company furnished a copy of the press release on Schedule 14A on April 2, 2007, and such press release is incorporated herein by reference.

*   *   *   *   *

Important Additional Information Regarding the Merger and the Tender Offer will be filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on the Company’s website at www.tribune.com or by directing a request to Tribune Company, 435 North Michigan Avenue, Chicago, IL 60611, Attention: Investor Relations. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information about the Company and its directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement for Tribune’s Annual Meeting of Shareholders, which Tribune is required to file with the SEC. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

* * * * *

The disclosures included in this Current Report on Form 8-K are for informational purposes only and are not an offer to buy or the solicitation of an offer to sell any shares of Company Common Stock. The solicitation of offers to buy the Company Common Stock will only be made pursuant to the offer to purchase and related materials that the Company will be sending to its stockholders (when available). Stockholders should read those materials carefully (when available) because they will contain important information, including the various terms and conditions of the offer. Stockholders will be able to obtain copies of the offer to purchase, related materials filed by the Company as part of the statement on Schedule TO and other documents when filed with the SEC through the SEC’s internet address at http://www.sec.gov without charge. Stockholders will also be able to obtain copies of the offer to purchase and related materials, when and as filed with the SEC (excluding exhibits), without charge from the Company or by written or oral request directed to the information agent identified in the offer to purchase.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits to this Form 8-K

Exhibit No.	Description
4.1

Registration Rights Agreement, dated as of April 1, 2007, by and among Tribune Company, EGI-TRB, L.L.C. and GreatBanc Trust Company, not in its individual capacity or corporate capacity but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan

4.2	Registration Rights Agreement, dated as of April 1, 2007, by and between Tribune Company and each of Chandler Trust No. 1 and Chandler Trust No. 2
4.3

Amendment No. 3, dated as of April 1, 2007, to the Rights Agreement between Tribune Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A., formerly known as First Chicago Trust Company of New York), as Rights Agent, as amended by Amendment No. 1, dated as of June 12, 2000, and Amendment No. 2, dated as of September 21, 2006

10.1

Agreement and Plan of Merger, dated as of April 1, 2007, by and among Tribune Company, Tesop Corporation, GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan and EGI-TRB, L.L.C. (solely for the limited purposes of Section 8.12 thereof)

10.2	Securities Purchase Agreement, dated as of April 1, 2007, by and among Tribune Company, EGI-TRB, L.L.C. and Samuel Zell

10.3	Form of Subordinated Exchangeable Promissory Note of Tribune Company
10.4	Form of Subordinated Promissory Note of Tribune Company
10.5	Form of Warrant Agreement
10.6

ESOP Purchase Agreement, dated as of April 1, 2007, by and between Tribune Company and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, a separate trust created under the Tribune Employee Stock Ownership Plan

10.7

ESOP Loan Agreement, dated as of April 1, 2007, by and between Tribune Company and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which implements and forms a part of the Tribune Employee Stock Ownership Plan

10.8

ESOP Note, dated as of April 1, 2007, executed by GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which implements and forms a part of the Tribune Employee Stock Ownership Plan in favor of Tribune Company

10.9

ESOP Pledge Agreement, dated as of April 1, 2007, between the Company and GreatBanc Trust Company, not in its individual or corporate capacity but solely in its capacity as trustee of the Tribune Employee Stock Ownership Trust which forms a part of the Tribune Employee Stock Ownership Plan

10.10

Amended and Restated First Step Commitment Letter, dated as of April 5, 2007, by and among Tribune Company, J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch Capital Corporation, Citigroup Global Markets Inc., Banc of America Securities LLC and Bank of America, N.A.

10.11

Amended and Restated Second Step Commitment Letter, dated as of April 5, 2007, by and among Tribune Company,  J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch Capital Corporation, Citigroup Global Markets Inc., Banc of America Securities LLC, Banc of America Bridge LLC and Bank of America, N.A.

10.12

Investor Rights Agreement, dated as of April 1, 2007, by and among Tribune Company, EGI-TRB, L.L.C. and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan

10.13	Voting Agreement, dated as of April 1, 2007, by and among Tribune Company, and each of Chandler Trust No. 1 and Chandler Trust No. 2
10.14	Tribune Employee Stock Ownership Plan
10.15

Tribune Employee Stock Ownership Trust, dated as of April 1, 2007, by and between Tribune Company and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust

99.1	Press Release of Tribune Company, dated April 2, 2007 (Leveraged ESOP Transaction) (Incorporated by reference to Tribune Company’s Schedule 14A filed on April 2, 2007)
99.2	Press Release of Tribune Company, dated April 2, 2007 (Sale of Chicago Cubs) (Incorporated by reference to Tribune Company’s Schedule 14A filed on April 2, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)

Date: April 5, 2007	/s/ Mark W. Hianik
Mark W. Hianik Vice President/Assistant General Counsel

EXHIBIT INDEX

Exhibits to this Form 8-K

Exhibit No.	Description
4.1

Registration Rights Agreement, dated as of April 1, 2007, by and among Tribune Company, EGI-TRB, L.L.C. and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan

4.2	Registration Rights Agreement, dated as of April 1, 2007, by and between Tribune Company and each of Chandler Trust No. 1 and Chandler Trust No. 2
4.3

Amendment No. 3, dated as of April 1, 2007, to the Rights Agreement between Tribune Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A., formerly known as First Chicago Trust Company of New York), as Rights Agent, as amended by Amendment No. 1, dated as of June 12, 2000, and Amendment No. 2, dated as of September 21, 2006

10.1

Agreement and Plan of Merger, dated as of April 1, 2007, by and among Tribune Company, Tesop Corporation, GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan and EGI-TRB, L.L.C. (solely for the limited purposes of Section 8.12 thereof)

10.2	Securities Purchase Agreement, dated as of April 1, 2007, by and among Tribune Company, EGI-TRB, L.L.C. and Samuel Zell
10.3	Form of Subordinated Exchangeable Promissory Note of Tribune Company
10.4	Form of Subordinated Promissory Note of Tribune Company
10.5	Form of Warrant Agreement
10.6

ESOP Purchase Agreement, dated as of April 1, 2007, by and between Tribune Company and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, a separate trust created under the Tribune Employee Stock Ownership Plan

10.7

ESOP Loan Agreement, dated as of April 1, 2007, by and between Tribune Company and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which implements and forms a part of the Tribune Employee Stock Ownership Plan

10.8

ESOP Note, dated as of April 1, 2007, executed by GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which implements and forms a part of the Tribune Employee Stock Ownership Plan in favor of Tribune Company

10.9

ESOP Pledge Agreement, dated as of April 1, 2007, between the Company and GreatBanc Trust Company, not in its individual or corporate capacity but solely in its capacity as trustee of the Tribune Employee Stock Ownership Trust which forms a part of the Tribune Employee Stock Ownership Plan

10.10

Amended and Restated First Step Commitment Letter, dated as of April 5, 2007, by and among Tribune Company, J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch Capital Corporation, Citigroup Global Markets Inc., Banc of America Securities LLC and Bank of America, N.A.

10.11

Amended and Restated Second Step Commitment Letter, dated as of April 5, 2007, by and among Tribune Company,  J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch Capital Corporation, Citigroup Global Markets Inc., Banc of America Securities LLC, Banc of America Bridge LLC and Bank of America, N.A.Banc of America Securities LLC and Banc of America Bridge LLC, Bank of America, N.A.

10.12

Investor Rights Agreement, dated as of April 1, 2007, by and among Tribune Company, EGI-TRB, L.L.C. and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan

10.13	Voting Agreement, dated as of April 1, 2007, by and among Tribune Company, and each of Chandler Trust No. 1 and Chandler Trust No. 2
10.14	Tribune Employee Stock Ownership Plan
10.15

Tribune Employee Stock Ownership Trust, dated as of April 1, 2007, by and between Tribune Company and GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust

99.1	Press Release of Tribune Company, dated April 2, 2007 (Leveraged ESOP Transaction) (Incorporated by reference to Tribune Company’s Schedule 14A filed on April 2, 2007)
99.2	Press Release of Tribune Company, dated April 2, 2007 (Sale of Chicago Cubs) (Incorporated by reference to Tribune Company’s Schedule 14A filed on April 2, 2007)